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                                                                    EXHIBIT 3.22

                     LIMITED LIABILITY COMPANY AGREEMENT OF
                                    MAAX LLC

      This Limited Liability Company Agreement of Maax LLC (the "Company") is made as of August 19, 2003 at 9:49 a.m. EDT, by Maax Canada Inc., a corporation organized under the laws of Canada, as the sole initial member of the Company (the "Initial Member").

      WHEREAS, the Initial Member (i) desires to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101, et seq., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware and (ii) agrees as follows:

                                   ARTICLE I

                                 DEFINED TERMS

            Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

      "Additional Members" has the meaning set forth in Section 11.1 hereof.

      "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" means this Limited Liability Company Agreement of the Company, together with the schedules and exhibits hereto, as amended, modified, supplemented or restated from time to time.

      "Board" means the committee of managers of the Company established pursuant to Section 6.1 hereof.

      "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the fair market value of any property (other than money) contributed to the Company by such Member pursuant to Section 4.1 hereof.

      "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

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      "Company" means Maax LLC, the limited liability company formed and continued under and pursuant to the Delaware Act and this Agreement.

      "Covered Person" means a Member, a Director, an Officer, a Manager, any Affiliate of a Member, a Director, an Officer or a Manager, any officers, directors, shareholders, partners, employees, representatives or agents of a Member, a Director, an Officer or a Manager, or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

      "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.C. ` 18-101, et seq., as amended from time to time.

      "Director" means a natural person designated as a director of the Company pursuant to Section 6.1 hereof

      "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on February 28, 2004, or (ii) any subsequent twelve (12) month period commencing on March 1 and ending on February 28 (or February 29, as the case may be).

      "Initial Member" means Maax Canada Inc.

      "Interest" means a Member's limited liability company interest in the Company.

      "Laws" means:

            (i) all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international;

            (ii) all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any governmental body;

            (iii) all policies, practices and guidelines of any governmental body; and

            (iv) any amendment, modification, re-enactment, restatement or extension of the foregoing,

in each case binding on or affecting the party or Person referred to in the context in which such word is used; and "Law" shall mean any one of them.

      "Liquidation" shall have the meaning set forth in Section 13.3 hereof.

      "Liquidation Preference" shall have the meaning set forth in Section 5.6 hereof.

      "Majority Vote" means the written approval of, or the affirmative vote by, Members holding a majority of the Liquidation Preference of all the issued and outstanding PIShares.

      "Manager" means any Person designated by the Members as a "manager" (within the meaning of the Delaware Act) of the Company and shall include, without further designation, the Directors.

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      "Member" means each of Maax Canada Inc. and any Person admitted as an
Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company, and "Members" means two (2) or more of such Persons when acting in their capacities as members of the Company.

      "Officer" means a natural person designated as an officer of the Company.

      "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

      "PIShares" shall have the meaning set forth in Section 5.6(i) hereof.

      "RIShares" shall have the meaning set forth in Section 5.6(ii) hereof.

      "Secretary" means the Person appointed by the Board as the secretary of the Company, who shall perform the duties described in Section 7.4 of this Agreement.

      "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 12.1 hereof, and who is named as a Member on Schedule A to this Agreement.

            Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II

                               FORMATION AND TERM

            Section 2.1 Formation.

            (i) The Initial Member hereby forms the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agrees that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

            (ii) Upon the execution of this Agreement and payment to the Company of US $1,000 for one (1) PIShare and US $100 for one (1) RIShare, Maax Canada Inc. shall be admitted as a Member, owning one (1) PIShare and one (1) RIShare.

            (iii) The name and mailing address of each Member, the amount contributed to the capital of the Company, the number and type of Interest held by such Member, and the number of the share certificate representing such Interest shall be listed on Schedule A attached hereto. The Secretary shall be required to update Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an

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      amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

            (iv) James L. Winters, as an authorized person within the meaning of the Delaware Act, has executed, delivered and filed the Certificate with the Secretary of State of the State of Delaware. Upon the filing of the Certificate, his powers as an authorized person ceased, and the Secretary thereupon became the designated authorized person and shall continue as the designated authorized person within the meaning of the Delaware Act.

            Section 2.2 Name. The name of the Company formed hereby is Maax LLC. The business of the Company may be conducted upon compliance with all applicable Laws under any other name designated by the Board.

            Section 2.3 Term. The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Delaware Act.

            Section 2.4 Registered Agent and Office. The Company's registered agent and office in the State of Delaware shall be RL&F Service Corp., One Rodney Square, Tenth and King Streets, 10th Floor, Wilmington, New Castle County, Delaware 19801. At any time, the Members may designate another registered agent and/or registered office in the State of Delaware.

            Section 2.5 Principal Place of Business. The principal place of business of the Company shall be at 2121 Walter Glaub Drive, Plymouth, Indiana, United States. At any time, the Board may change the location of the Company's principal place of business to another location in the United States.

            Section 2.6 Qualification in Other Jurisdictions. The Board shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts or intends to transact business. The Secretary, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                  ARTICLE III

                       PURPOSE AND POWERS OF THE COMPANY

            Section 3.1 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, (i) to acquire, hold and dispose of investments,

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including investments in Affiliates of the Company, (ii) to lend money to, borrow money from, act as surety, guarantor or endorser for, provide collateral for, and transact other business with third parties, including Members and Affiliates of the Company, and (iii) to acquire, hold, manage, operate and dispose of interests in real and personal property.

            Section 3.2 Powers of the Company.

            (i) The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

                  (a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country, that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  (b) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Directors, the Officers, any Manager, any Member, any Affiliate thereof, or any agent or Affiliate of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

                  (c) to lend money to, borrow money from, act as surety, guarantor or endorser for, provide collateral for, and transact other business with third parties including Members and Affiliates of the Company;

                  (d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereof), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                  (e) to lend money for its proper purpose, to invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

                  (f) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

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                  (g)   to appoint employees and agents of the Company, and.
            define their duties and fix their compensation;

                  (h) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

                  (i)   to cease its activities and cancel its Certificate;

                  (j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                  (k) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                  (l) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                  (m) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

            (ii) The Board may authorize any Person (including, without limitation, any Member, Manager or Officer) to enter into and perform any other document on behalf of the Company.

            (iii) The Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act) upon a Majority Vote.

                                   ARTICLE IV

                        CAPITAL CONTRIBUTIONS, INTERESTS

            Section 4.1 Capital Contributions.

            (i) Each Member has contributed or is deemed to have contributed to the capital of the Company the amount set forth opposite the Member's name on Schedule A attached hereto. The agreed value of the Capital Contributions made or deemed to have been made by each Member shall be set forth on Schedule A.

            (ii) No Member shall be required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of all of the Members.

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            Section 4.2 Member's Interest. A Member's Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

            (i) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

            (ii) Except as otherwise provided herein and by applicable law, the Members shall be liable only to make their Capital Contributions pursuant to Section 4.1 hereof, and no Member shall be required to lend any funds to the Company or, after a Member's Capital Contributions have been fully paid pursuant to Section 4.1 hereof, to make any additional capital contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

                                    ARTICLE V

                                     MEMBERS

            Section 5.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The Members shall also have the power to authorize the Board, by Majority Vote, to possess and exercise any right or power not already vested in the Board pursuant to Article VI or any other provision of this Agreement. Except as provided herein, the Members shall have no power to bind the Company and shall have no power to manage the business or affairs of the Company.

            Section 5.2 Reimbursements. The Company shall reimburse the Members for all ordinary and necessary out-of-pocket expenses incurred by the Members on behalf of the Company. Such reimbursement shall not be deemed to constitute a distribution upon, or a return of capital of, the PIShares or RIShares.

            Section 5.3 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

            Section 5.4 Resignation. A Member may not resign from the Company prior to the dissolution and winding up of the Company.

            Section 5.5 Meetings of Members.

            (i) The annual meeting of the Members for the election of Directors and the transaction of other business shall be held, in each year, at such place either within or outside the State of Delaware but within the United States as shall be designated by the Board and stated in the notice of the meeting. Special meetings of Members for any purpose or purposes may be held at such time and place, within or outside the State of Delaware but within the United States, and shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

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            (ii)  At the annual meeting of the Members, holders of PIShares constituting a Majority Vote shall elect Directors and transact such other business as may properly be brought before the meeting, unless a different vote is expressly provided for by law or this Agreement.

            (iii) Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Member entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

            (iv) Special meetings of the Members, for any purpose or purposes, may be called by any Director.

            (v) Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each Member entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

            (vi) Business transacted at any special meeting of Members shall be limited to the purposes stated in the notice, unless otherwise agreed to by all of the Members entitled to vote.

            (vii) Members holding a majority of the Liquidation Preference of all the PIShares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business except as otherwise provided by this Agreement. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

            (viii) When a quorum is present at any meeting, a Majority Vote shall decide any question brought before such meeting, unless the question is one upon which by law or express provision of this Agreement, a different vote is required in which case such express provision shall govern and control the decision of such question.

            (ix) Unless otherwise provided in this Agreement, each Member owning a PIShare shall at every meeting of the Members be entitled to vote in person or by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

            (x) Members may exceptionally participate in a meeting of the Members by means of conference telephone, video-conference or similar communications equipment, provided all persons participating in the meeting can hear each other, and such

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      participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone, video-conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

            (xi) Unless otherwise provided in this Agreement, any action required to be taken at any annual or special meeting of the Members or any action which may be taken at any annual or special meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of taking of the action without a meeting by less than unanimous consent shall be given to those Members who have not consented in writing.

            Section 5.6 Member Interests. The Company's limited liability company interests shall consist of the following two classes of limited liability company interests:

            (i) Preferred limited liability company interests ("PIShares"). Such PIShares shall have the following attributes:

                  (a) Full and exclusive voting power on all matters to be voted upon by the Members. All matters subject to a vote shall be determined by a vote of the Majority Holders, unless another vote is required by law or expressly provided for in this Agreement.

                  (b) Rights to any and all distributions declared or made prior to the Liquidation, such distributions to be made pro rata based upon the Liquidation Preference of the PIShares then outstanding. The "Liquidation Preference" with respect to a PIShare shall mean an amount equal to the amount contributed therefore, denominated in Canadian dollars. In the case of contributions in currency other than Canadian dollars, such amount shall be based upon the spot currency exchange rate at the time of contribution as determined by the Company, and in the case of contributions of assets other than currency, shall be the value thereof as determined by the Company. The Liquidation Preference of a PIShare maybe reduced from time to time at the sole discretion of the Board in an amount equal to a distribution made to the holder of such PIShare that is designated by the Board as a reduction of the Liquidation Preference. In the case of such distribution or reduction in currency other than Canadian dollars, the amount of such reduction shall be based on the spot currency exchange rate at the time of such distribution as determined by the Company, and in the case of distributions of assets other than currency, shall be the value thereof as determined by the Company.

                  (c) Upon the dissolution and winding up of the Company, rights to receive an amount equal to the Liquidation Preference prior to any distribution being made with respect to the RIShares.

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                  (d)   Upon the dissolution and winding up of the Company, a
            PIShare shall not be entitled to any distributions in excess of its Liquidation Preference.

            (ii) Remainder limited liability company interests ("RIShares"). Such RIShares shall have the following attributes:

                  (a) No voting rights, other than any rights, if any, required by law or otherwise expressly provided by this Agreement.

                  (b) No rights to distributions made or declared other than as listed in Section 5.6(ii)(c) below.

                  (c) The right to any remaining assets of the Company upon Liquidation (after distributions are made with respect to the PIShares), such assets to be distributed pro rata based on the number of RIShares then outstanding.

PIShares and RIShares shall be evidenced by certificates in the forms attached hereto as Exhibit A and Exhibit B, respectively. Each Director and each Officer is designated as an authorized signer to sign any such stock certificate on behalf of the Company. The Company may elect to buy back PIShares or RIShares, in such amounts and at such prices as may be determined by the Board in its sole discretion. Notwithstanding the foregoing, no such buy back shall be made hereunder if such buy back would violate applicable law. In any such buy back, no Member shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement or as may be specifically agreed to by all of the Members.

                                   ARTICLE VI

                                   MANAGEMENT

            Section 6.1 Board of Directors. Subject to Section 5.1 of this Agreement, the business and affairs of the Company shall be managed by or under the direction of a committee of managers of the Company (the "Board") consisting of one or more natural persons designated as directors of the Company as provided below ("Directors"). The Board shall initially consist of three Directors who shall be Christian Perron, James L. Winters and Richard Garneau. The Members at their annual meeting shall determine the number of Directors to constitute the Board for the ensuing year, provided that thereafter the authorized number of Directors may be increased by the Members or decreased by the Members. The Directors shall be elected at the annual meeting of the Members, except as provided in this Article, and each Director elected shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation or removal. Directors need not be Members. Vacancies, except vacancies caused by removal pursuant to Section 6.7 of this Article VI, and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

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            Section 6.2 Meetings of the Board. The Board may hold meetings, both regular and special, within or outside the State of Delaware but within the United States. The first meeting of each newly elected Board shall be held immediately after the annual meeting of Members and at the same place, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the Directors. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by any Director on three (3) days' notice to each Director, either personally, by telephone, by mail, by telegram or by any other means of communication.

            Section 6.3 Quorum and Acts of the Board. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in Section 6.9 of this Agreement or any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case maybe, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            Section 6.4 Electronic Communications. Members of the Board, or any committee designated by the Board, may exceptionally participate in a meeting of the Board, or any committee, by means of conference telephone, video-conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone, video-conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

            Section 6.5 Committees of Directors. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

      In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, but no such committee shall have the power or authority to take any of

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the actions described in Section 6.9 of this Agreement unless authorized in writing by each Director. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

            Section 6.6 Compensation of Directors. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            Section 6.7 Removal of Directors. Unless otherwise restricted by Law, any Director or the entire Board may be removed, with or without cause, by Majority Vote. Any vacancy caused by any such removal may be filled by a Majority Vote.

            Section 6.8 Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers shall bind the Company.

            Section 6.9 Actions Requiring Unanimous Approval of the Board. Notwithstanding any other provision of this Agreement to the contrary, none of the Board, any Director or any Officer shall take any of the following actions on behalf of the Company unless authorized to do so unanimously by the Board:

            (i) the sale, exchange or other disposition of any of the assets of the Company except for sales in the ordinary course of business;

            (ii) the commencement of a voluntary proceeding seeking reorganization or other relief with respect to the Company under any bankruptcy or other similar law or seeking the appointment of a trustee, receiver, custodian or other similar official of the Company or any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors;

            (iii) the declaration or making of any distributions to Members;

            (iv) the entering into by the Company of any joint venture, partnership, subcontracting, license, sub-license, manufacturing, marketing, distribution or other similar arrangement with any Person;

            (v) the formation or organization of any subsidiary of the Company and the appointment of directors of (or persons with comparable authority with respect to) any such subsidiary;

            (vi) the commitment to any material capital expenditure by the Company in any Fiscal Year of the Company;

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

            (vii) the adoption of a business plan and annual operating budget for the Company (or any updates to each thereof);

            (viii) the entering into, amendment or termination of employment contracts with Officers or other contracts with Directors, Officers, Managers, or Members or their respective Affiliates;

            (ix) the appointment or change of the independent auditors or deposit banks of the Company; or

            (x) the acquisition or lease by the Company of any real property, or any sale, lease or sublease of, or similar arrangement affecting, any real property owned or leased by the Company.

                                  ARTICLE VII

                                    OFFICERS

            Section 7.1 Officers. The Board may select natural persons who are agents or employees of the Company to be designated as officers of the Company ("Officers"), with such titles as the Board shall determine. Any number of offices may be held by the same person. The Board at its first meeting after each annual meeting of Members shall choose a President, a Secretary and a Treasurer. The Board at its first meeting may appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers shall hold office until their successors are chosen and qualify. Any Officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

            Section 7.2 The President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Members and the Board, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute bonds, mortgages and other contracts, except where required or permitted by Law to be otherwise signed and executed and except where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company or except as otherwise permitted in Section 7.3 hereof.

            Section 7.3 The Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

            Section 7.4 The Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and all meetings of the Members and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision the Secretary shall be. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

            Section 7.5 The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

            Section 7.6 Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

            Section 7.7 Duties of Board and Officers. Except to the extent modified herein, each Director and Officer shall have the fiduciary duty of loyalty and care similar to those of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

            Section 8.1 Except as otherwise provided in Article XIII hereof (relating to the dissolution of the Company) or a buy back of PIShares or RIShares pursuant to Article V hereof, any distribution of cash or other assets of the Company shall be made solely to Members of the Company owning PIShares, such distributions to be made pro rata in accordance with the Liquidation Preference thereof.

            Section 8.2 Distribution Rules. All distributions pursuant to
Section 8.1 hereof shall be at such times and in such amounts as shall be determined by the Board in its sole discretion.

            Section 8.3 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Board on behalf of the Company, shall not make a distribution to any Member on account of its Interest in the Company if such distribution would violate
Section 18-607 of the Delaware Act or other applicable Law.

                                   ARTICLE IX

                                BOOKS AND RECORDS

            Section 9.1 Books, Records and Financial Statements.

            (i) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company.

            (ii) The Company, and the Board on behalf of the Company, shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. The Company, and the Board on behalf of the Company, shall prepare and file, or cause to be prepared and filed, all applicable federal and state tax returns or forms, if any.

            Section 9.2 Accounting Method. For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner in accordance with generally accepted accounting principles and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

            Section 9.3 Annual Audit. At any time at a Member's sole discretion, the financial statements of the Company may be audited by an independent certified public accountant, selected by such Member, with such audit to be accompanied by a report of such accountant containing its opinion. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant's report will be made available for inspection by the Members.

                                   ARTICLE X

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

            Section 10.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager.

            Section 10.2 Exculpation.

            (i) To the fullest extent permitted by applicable law, no Covered Person shall be liable to the Company or any other Person bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

            (ii) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

            Section 10.3 Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member or Manager, a Covered Person acting under this Agreement shall not be liable to the Company or to any Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

            Section 10.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 10.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability with respect to such indemnity.

            Section 10.5 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in
Section 10.4 hereof.

            Section 10.6 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 10.5 hereof and containing such other procedures regarding indemnification as are appropriate.

            Section 10.7 Outside Businesses. Notwithstanding any duty otherwise existing at law or in equity, any Member, Manager or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Notwithstanding any duty otherwise existing at law or in equity, no Member, Manager or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                                   ARTICLE XI

                               ADDITIONAL MEMBERS

            Section 11.1 Admission. By approval of all of the Members, including Members owning RIShares, the Company is authorized to admit any Person as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members"), to hold such number and type of interest as the Members shall unanimously agree upon. Each such Person shall be admitted as an Additional Member at the time such Person (i) executes this Agreement or a counterpart of this Agreement and (ii) is named as a Member on Schedule A hereto.

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

                                  ARTICLE XII

                      ASSIGNABILITY AND SUBSTITUTE MEMBERS

            Section 12.1 Assignability of Interests.

            (i) No Member may assign the whole or any part of its Interests without the prior written consent of each other Member, including Members holding RIShares, which consent may be given or withheld in the sole and absolute discretion of each such other Member. If the prior written consent of all of the other Members is obtained for any such assignment, such assignment shall, nevertheless, not entitle the assignee to become a Substitute Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to receive distributions to which the assigning Member would be entitled, unless the assigning Member designates, in a written instrument delivered to the other Members, its assignee to become a Substitute Member and all of the other Members, in their sole and absolute discretion, consent to the admission of such assignee as a Member; and provided further, that such assignee shall not become a Substitute Member without having first executed an instrument reasonably satisfactory to the other Members accepting and agreeing to the terms and conditions of this Agreement, including a counterpart of this Agreement, and without having paid to the Company a fee sufficient to cover all reasonable expenses of the Company in connection with such assignee's admission as a Substitute Member.

            (ii) If a Member assigns all of its Interest in the Company and the assignee of such interest is entitled to become a Substitute Member pursuant to this Section 12.1, such assignee shall be admitted to the Company effective immediately prior to the effective date of the assignment, and, immediately following such admission, the assigning Member shall cease to be a member of the Company. In such event, the Company shall continue without dissolution.

            (iii) If a Member assigns all or part of its Interest in accordance with this Section 12.1, the certificate evidencing the Interest shall be delivered to the Company, executed by the Member and assignee on the reverse side thereof. After receiving the Member's certificate, the Company shall cancel such certificate and issue a new certificate to the assignee for the number of shares being assigned, and, if applicable, shall issue to the Member a new certificate for the number of shares that the Member did not assign and continues to own.

            Section 12.2 Recognition of Assignment by Company. No assignment, or any part thereof, that is in violation of this Article XII shall be valid or effective, and neither the Company nor the Members shall recognize the same. Neither the Company nor the Members shall incur any liability as a result of refusing to make any distributions to the assignee of any such invalid assignment.

            Section 12.3 Effective Date of Assignment. Any valid assignment of a Member's Interest, or part thereof, pursuant to the provisions of Section 12.1 hereof shall be effective as of the close of business on the day in which all the other Members give their written

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

consent to such assignment. The Company shall, from the effective date of such assignment, thereafter pay all further distributions on account of the Interest (or part thereof) so assigned, to the assignee of such Interest, or part thereof.

            Section 12.4 Pledge. No Member may pledge or otherwise encumber the whole or any part of its Interests without the prior written consent of each other Member, including holders of RIShares, which consent may be given or withheld in the sole and absolute discretion of each such other Member.

                                  ARTICLE XIII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

            Section 13.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.

            Section 13.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

            (i)   the written consent of all Members;

            (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by the Delaware Act; or

            (iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

            Section 13.3 Liquidation. Upon dissolution of the Company, the Board shall carry out the winding up of the Company and shall immediately commence to wind up the Company's affairs (collectively, the "Liquidation"); provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The proceeds of liquidation shall be distributed in the following order and priority:

            (i) to creditors of the Company, including Members, Directors, Officers, Managers and agent of the Company who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

            (ii) to the holders of PIShares, pro rata in accordance with the Liquidation Preference thereof, until such holders have received an amount equal to the aggregate Liquidation Preference of all PIShares then outstanding; and

            (iii) to the holders of RIShares, if any, pro rata based upon the number of RIShares outstanding.

            Section 13.4 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XIII and the Certificate shall have been canceled in the manner required by the Delaware Act.

            Section 13.5 Claims of the Members. The holders of PIShares shall look solely to the Company's assets for the return of their Liquidation Preference, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Liquidation Preference, the holders of PIShares shall have no recourse against the Company or any other Member. If the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company and payments to holders of PIShares are insufficient to pay holders of RIShares the amount of their Capital Contribution, the holders of RIShares shall have no recourse against the Company or any other Member.

                                  ARTICLE XIV

                                 MISCELLANEOUS

            Section 14.1 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, mailed via an overnight courier service, telecopied or mailed by registered or certified mail, as follows:

            (i)   If given to the Company at the address specified in Section
      2.5 of this Agreement;

            (ii) if given to a Director, at such Director's mailing address as provided to the Company; or

            (iii) if given to any Member at the address set forth opposite its name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

      All such notices shall be deemed to have been given when received.

            Section 14.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

            Section 14.3 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.

            Section 14.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

            Section 14.5 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement.

            Section 14.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

            Section 14.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

            Section 14.8 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

            Section 14.9 Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

            Section 14.10 Amendments. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto if it received the affirmative vote of all of the Members, including Members holding RIShares, provided that such amendment be in writing and executed by all of the Members.

            Section 14.11 No Implied Rights or Remedies. Nothing expressed or implied shall be construed to confer upon any Person, except the Members and Managers, any rights or remedies under or by reason of this Agreement.

            Section 14.12 Effectiveness. Pursuant to Section 18-201(d) of the Delaware Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on August 19, 2003 at 9:49 a.m. EDT.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as the Member as of the date first above stated.

                                                    MAAX CANADA INC.

                                                    By: /s/ Richard Garneau
                                                        -----------------------
                                                        Name:  Richard Garneau
                                                        Title:  Vice-President

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